SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Chipotle Mexican Grill, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1219301
(State of incorporation or organization)	(I.R.S. Employer Identification No.

1543 Wazee Street, Suite 200 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-137177.

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered

Class B Common Stock, $0.01 Par Value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

The “Description of Capital Stock” section included in the Registrant’s Registration Statement on Form S-4 (SEC File No. 333-137177), as amended from time to time, which Registration Statement was initially filed with the Securities and Exchange Commission on September 8, 2006, is incorporated herein by reference.

Item 2.    Exhibits.

Exhibit No.	Description	Reference
3.1	Restated Certificate of Incorporation of the Registrant, as amended to date and as currently in effect	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, originally filed on October 25, 2005, as amended (the “IPO Registration Statement”).

3.2	Restated Bylaws of the Registrant, as amended to date and as currently in effect	Incorporated by reference to Exhibit 3.2 to the IPO Registration Statement

4	Specimen stock certificate for Class B Common Stock	Incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 17, 2006.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Chipotle Mexican Grill, Inc.

Date: September 21, 2006	By:	/s/ Steve Ells
Steve Ells
Chief Executive Officer

Exhibit Index

Exhibit No.	Description	Reference
3.1	Restated Certificate of Incorporation of the Registrant, as amended to date and as currently in effect	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, originally filed on October 25, 2005, as amended (the “IPO Registration Statement”).

3.2	Restated Bylaws of the Registrant, as amended to date and as currently in effect	Incorporated by reference to Exhibit 3.2 to the IPO Registration Statement

4	Specimen stock certificate for Class B Common Stock	Incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 17, 2006.